EXHIBIT 1


                           JOINT FILING AGREEMENT

      This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of Safety Components International, Inc., a Delaware corporation, is being filed on behalf of the undersigned.

      Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in one or more counterparts by each of the undersigned, each of which, taken together, shall constitute one and the same instrument.

Date: April 12, 1999


                                    BRERA SCI, LLC

                                    By:   /s/ Jun Tsusaka
                                       -----------------------------------
                                    Name: Jun Tsusaka
                                    Title:  Authorized Signatory


                                    BRERA CAPITAL PARTNERS LIMITED
                                    PARTNERSHIP

                                    By:   BCP Investors, LLC, its General
                                          Partner

                                    By:   /s/ Jun Tsusaka
                                       ------------------------------------
                                    Name:   Jun Tsusaka
                                    Title:     Member


                                    BCP INVESTORS, LLC

                                    By:   /s/ Jun Tsusaka
                                       -------------------------------------
                                    Name:  Jun Tsusaka
                                    Title:    Member


                                    ALBERTO CRIBIORE


                                    /s/ Alberto Cribiore
                                    ----------------------------------------


                                    GORDON MCMAHON


                                    /s/ Gordon McMahon
                                    ----------------------------------------


                                    JUN TSUSAKA


                                    /s/ Jun Tsusaka
                                    ----------------------------------------